IQST-iQSTEL Q2 Revenue Exceeds Expectations Increasing 32% Over Q1 To $32.5 Million

NEW YORK, July 12, 2023 /PRNewswire/ -- iQSTEL Inc.  (OTCQX: IQST), today announced revenue for Q2-2023 exceeded expectations.  Based on preliminary accounting, iQSTEL achieved $32.5 million in revenue in Q2 compared to $24.6 million in revenue for Q1, an increase of 32% quarter to quarter.

"We are on pace to exceed our $120 million annual revenue forecast," said CEO Leandro Iglesias." The company historically has higher revenue in the second half of the fiscal year than the first. iQSTEL launched in 2018 and achieved $13.78 million in revenue in that first year.  We could exceed ten times that number this year.  The company's organic growth is exceeding management's expectations, and we continue to develop substantial merger and acquisition opportunities. It is safe to say, 2023 will be iQSTEL's best year yet since our launch in 2018.  On behalf of all management, we believe this will be a transformational year for the company."

About IQSTEL updated:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational public company preparing for a Nasdaq up-listing with an FY2023 $105 million revenue forecast. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

  The Telecommunications Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
  The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
  The Electric Vehicles Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Car.
  The Metaverse AI Division (information and content) includes an enriched and immersive white label proprietary Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions. iQSTEL has completed 10 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website
www.iqstel.com

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SOURCE iQSTEL Inc.

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